Exhibit 99.1

TICC Announces Results of Operations for the Quarter and the Year Ended December 31, 2009

and Announces Distribution

GREENWICH, CT – 3/11/2010 – TICC Capital Corp. (NASDAQ: TICC) announced today its financial results for the quarter and the year ended December 31, 2009 and a distribution of $0.15 per share for the first quarter of 2010.

HIGHLIGHTS

•

For the year ended December 31, 2009, we recorded approximately $20.5 million of total investment income and $13.5 million of net investment income, compared to $37.3 million of total investment income and $22.2 million of net investment income for the year ended December 31, 2008.

•

For the quarter ended December 31, 2009, we recorded net investment income of approximately $3.6 million, or approximately $0.13 per share, net unrealized appreciation on investments of approximately $5.1 million and net realized gains on investments of approximately $3.3 million. In total, we had a net increase in net assets resulting from operations of approximately $0.45 per share for the fourth quarter.

•

Total investment income for the fourth quarter of 2009 amounted to approximately $5.5 million, down approximately 20.7% from the fourth quarter of 2008 due largely to a lower return on our investment portfolio due to lower LIBOR rates.

•

Expenses for the fourth quarter of 2009 were approximately $2.0 million, down approximately 21.8% from the fourth quarter of 2008 due in large part to the lower investment advisory fees attributable to our smaller portfolio. The primary components of our expenses were approximately $1.1 million in investment advisory fees and approximately $413,000 in professional fees for valuation, legal and auditing services.

•

During the quarter ended December 31, 2009, we recorded net unrealized appreciation of approximately $5.1 million, comprised of $12.1 million in write-ups on investments, which was partially offset by $4.1 million in write-downs and approximately $2.9 million relating to the reversal of prior period net unrealized appreciation upon the realization events associated with certain investments.

•

For the quarter ended December 31, 2009, we had net realized gains on investments of approximately $3.3 million, which largely represents the gain of approximately $5.4 million on the sale of warrants held in our former portfolio investment in Segovia, Inc.

•	Our Board of Directors has declared a distribution of $0.15 per share for the first quarter of 2010.

•	Payable Date: March 31, 2010

•	Record Date: March 24, 2010

•

During the fourth quarter, we deployed approximately $31.3 million in eleven new investments of senior secured notes and collateralized loan obligation positions with a face amount of approximately $41.1 million for an aggregate discount of approximately 24% from par.

•

Cash portfolio realizations amounted to $21.7 million during the fourth quarter of 2009 (which had previously been carried at an aggregate book value of $20.9 million), and $73.4 million during the full-year 2009 (which had previously been carried at an aggregate book value of $71.1 million).

•	At December 31, 2009, the weighted average yield of our debt investments (excluding cash equivalents and assuming no interest income from any investments on non-accrual status) was approximately 9.0%.

•	At December 31, 2009, the weighted average yield of our debt investments (excluding cash equivalents and our investments on non-accrual status as of December 31, 2009) was approximately 11.7%.

•	At December 31, 2009, net asset value per share was $8.36 compared with the net asset value per share at September 30, 2009 of $8.07 and at December 31, 2008 of $7.68.

SUBSEQUENT EVENTS

•	On January 28, 2010, our investment in senior secured notes issued by Questia Media, Inc. was repaid at par.

•	March 4, 2010, the Board of Directors declared a distribution of $0.15 per share for the first quarter, payable on March 31, 2010 to shareholders of record as of March 24, 2010.

We will host a conference call to discuss our fourth quarter results today, Thursday, March 11 at 10:00 AM ET. Please call 800-860-2442 to participate. A replay of the conference call will be available for approximately 30 days. The replay number is 877-344-7529, the replay passcode is 438687.

The following financial statements are unaudited and without footnotes. Readers who would like additional information should obtain our Form 10-K for the period ended December 31, 2009, and subsequent reports on Form 10-Q as they are filed.

TICC CAPITAL CORP.

STATEMENTS OF ASSETS AND LIABILITIES (UNAUDITED)

	December 31, 2009	December 31, 2008
ASSETS
Investments, at fair value (cost: $260,752,699 @ 12/31/09; $282,299,228 @ 12/31/08)
Non-affiliated/non-control investments (cost: $241,169,345 @ 12/31/09; $261,923,603 @ 12/31/08)	$180,226,123	$168,094,127
Control investments (cost: $19,583,354 @ 12/31/09; $20,375,625 @ 12/31/08)	20,025,000	21,500,000

Total investments at fair value	200,251,123	189,594,127

Cash and cash equivalents	23,972,885	14,069,251
Interest receivable	860,271	1,151,703
Prepaid expenses and other assets	256,012	147,806

Total assets	$225,340,291	$204,962,887

LIABILITIES
Investment advisory fee payable to affiliate	$1,119,544	$1,287,451
Accrued expenses	128,752	308,686

Total liabilities	1,248,296	1,596,137

NET ASSETS
Common stock, $0.01 par value, 100,000,000 shares authorized, and 26,813,216 and 26,483,546 issued and outstanding, respectively	268,132	264,835
Capital in excess of par value	320,175,874	318,662,914
Net unrealized depreciation on investments	(60,501,576)	(92,705,101)
Accumulated net realized losses on investments	(32,412,374)	(21,899,323)
Distributions in excess of investment income	(3,438,061)	(956,575)

Total net assets	224,091,995	203,366,750

Total liabilities and net assets	$225,340,291	$204,962,887

Net asset value per common share	$8.36	$7.68

TICC CAPITAL CORP.

STATEMENTS OF OPERATIONS (UNAUDITED)

	Year Ended December 31, 2009	Year Ended December 31, 2008	Year Ended December 31, 2007
INVESTMENT INCOME
From non-affiliated/non-control investments:
Interest income - debt investments	$17,907,924	$33,355,098	$37,913,611
Interest income - cash and cash equivalents	—	198,445	655,859
Other income	129,265	705,918	1,956,141

Total investment income from non-affiliated/non-control investments	18,037,189	34,259,461	40,525,611

From control investments:
Interest income - debt investments	2,470,603	2,921,174	3,316,202
Other income	—	125,000	—

Total investment income from control investments	2,470,603	3,046,174	3,316,202

Total investment income	20,507,792	37,305,635	43,841,813

EXPENSES
Compensation expense	971,356	906,109	897,740
Investment advisory fees	4,122,005	7,001,236	7,461,735
Professional fees	1,305,894	1,626,028	1,010,140
Interest expense	—	4,814,408	6,618,176
Insurance	75,974	76,734	79,858
Directors’ fees	193,000	184,750	165,250
Transfer agent and custodian fees	98,012	104,572	105,785
General and administrative	249,567	400,635	309,510

Total expenses	7,015,808	15,114,472	16,648,194

Net investment income	13,491,984	22,191,163	27,193,619

Net change in unrealized appreciation or depreciation on investments	32,203,525	(66,947,503)	(26,281,461)

Net realized losses on investments	(10,513,051)	(8,509,814)	(12,560,990)

Net increase (decrease) in net assets resulting from operations	$35,182,458	$(53,266,154)	$(11,648,832)

Net increase in net assets resulting from net investment income per common share:
Basic and diluted(1)	$0.51	$0.91	$1.30
Net increase (decrease) in net assets resulting from operations per common share:
Basic and diluted(1)	$1.32	$(2.19)	$(0.56)
Weighted average shares of common stock outstanding:
Basic and diluted(1)	26,624,217	24,314,512	20,977,779

(1)	In accordance with ASC 260-10, the weighted-average shares of common stock outstanding used in computing basic and diluted earnings per share for the years ended December 31, 2008 and December 31, 2007 were increased retroactively by a factor of 1.021 to recognize the bonus element associated with rights to acquire shares of common stock that were issued to shareholders on May 23, 2008.

TICC CAPITAL CORP.

FINANCIAL HIGHLIGHTS (UNAUDITED)

	Year ended December 31, 2009	Year ended December 31, 2008	Year ended December 31, 2007	Year ended December 31, 2006	Year ended December 31, 2005
Per Share Data
Net asset value at beginning of period	$7.68	$11.94	$13.77	$13.77	$13.71

Net investment income(1)	0.51	0.91	1.32	1.30	1.07
Net realized and unrealized capital gains (losses)(2)	0.81	(2.94)	(1.79)	0.05	0.14

Total from investment operations	1.32	(2.03)	(0.47)	1.35	1.21

Dividends from net investment income	(0.60)	(0.98)	(1.37)	(1.28)	(1.01)
Distributions from net realized capital gains	(0.00)	(0.00)	(0.05)	(0.10)	(0.00)
Tax return of capital distributions	(0.00)	(0.08)	(0.02)	(0.00)	(0.00)

Total distributions	(0.60)	(1.06)	(1.44)	(1.38)	(1.01)

Effect of shares issued, net of offering expenses	(0.04)	(1.17)	0.08	0.03	(0.14)

Net asset value at end of period	$8.36	$7.68	$11.94	$13.77	$13.77

Per share market value at beginning of period	$3.80	$9.23	$16.14	$15.10	$15.01
Per share market value at end of period	$6.05	$3.80	$9.23	$16.14	$15.10
Total return(4)	81.15%	(50.23)%	(36.26)%	17.02%	7.47%
Shares outstanding at end of period	26,813,216	26,483,546	21,563,717	19,705,824	19,304,401

Ratios/Supplemental Data
Net assets at end of period (000’s)	$224,092	$203,367	$257,370	$271,335	$265,905
Average net assets (000’s)	$206,183	$251,320	$277,994	$270,309	$184,715
Ratio of expenses to average net assets	3.40%	6.01%	5.99%	3.90%	4.00%
Ratio of expenses, excluding interest expense, to average net assets	3.40%	4.10%	3.72%	3.20%	3.72%
Ratio of net investment income to average net assets	6.54%	8.83%	9.78%	9.40%	7.80%

(1)	Represents per share net investment income for the period, based upon average shares outstanding.
(2)	Net realized and unrealized capital gain (losses) includes rounding adjustment to reconcile change in net asset value per share.
(3)

For the years ending December 31, 2008 and 2007, approximately $0.08 per share and $0.02 per share of the Company’s distributions were characterized as a tax return of capital to the Company’s stockholders, respectively.

(4)

Total return equals the increase or decrease of ending market value over beginning market value, plus distributions, divided by the beginning market value, assuming dividend reinvestment prices obtained under the Company’s dividend reinvestment plan.

About TICC Capital Corp.

We are a publicly traded business development company principally engaged in providing capital to small to mid-size technology-related companies. While the structures of our financings vary, we look to invest primarily in the debt of established technology-related businesses. Companies interested in learning more about financing opportunities should contact Debdeep Maji at (203) 983-5285 or visit our website at www.ticc.com.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events.